Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 16, 2026, relating to the financial statements, of Coya Therapeutics, Inc. (the “Company”), appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ WEAVER AND TIDWELL, L.L.P.

New York, New York
March 16, 2026